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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 (File No. 333- ) of our report dated August 29, 1996, on our audits of the financial statements of Metro Services Group, Inc. as of December 31, 1995 and for each of the two years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



                                         /s/ Coopers & Lybrand L.L.P.
                                         _______________________________________
                                             Coopers & Lybrand L.L.P.

New York, New York
October 16, 1996.







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